CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of Q.E.P. Co., Inc. (the “Company”) on Form 10-K for the year ending February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marc P. Applebaum, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition, and result of operations of the Company.

/s/ MARC P. APPLEBAUM
Marc P. Applebaum Senior Vice President and Chief Financial Officer

June 25, 2003

A signed original of this written statement required by Section 906 has been provided to Q.E.P. Co., Inc. and will be retained by Q.E.P. Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.